CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Sungro Minerals Inc., a Nevada corporation (the "Company"), on Form 10-K for the year ended November 30, 2008, as filed with the Securities and Exchange Commission (the "Report"), Mal Bains, President and Treasurer (Principal Executive Officer and Principal Financial Officer) of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 2, 2009	/s/ Mal Bains
Mal Bains President and Treasurer (Principal Executive Officer and Principal Financial Officer)

[A signed original of this written statement required by Section 906 has been provided to Sungro Minerals Inc. and will be retained by Sungro Minerals Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]